PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS

                    Second Amendment to Declaration of Trust


         The undersigned, individually as Trustees of Phoenix Duff & Phelps Institutional Mutual Funds, a Massachusetts business trust organized under a Declaration of Trust dated December 4, 1995, as amended February 26, 1996, (the "Trust"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 21, 1996, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees, acting pursuant to
ARTICLE VI Section 3 of said Declaration of Trust for the purpose of establishing and designating a new Series of Shares denominated the "Real Estate Equity Securities Portfolio," unanimously voted to amend said Trust, effective upon filing with the Commonwealth of Massachusetts, by deleting the first paragraph of Section 3 of ARTICLE III thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         3.1 to establish and designate any further Series, the following seven Series are hereby established and designated: "Phoenix Duff & Phelps Institutional Balanced Portfolio", "Phoenix Duff & Phelps Institutional Managed Bond Portfolio", "Phoenix Duff & Phelps Institutional Enhanced Reserves Portfolio", "Phoenix Duff & Phelps Institutional Growth Stock Portfolio", "Phoenix Duff & Phelps Institutional Money Market Portfolio", "Phoenix Real Estate Equity Securities Portfolio" and "Phoenix Duff & Phelps Institutional U.S. Government Securities
          Portfolio".

WITNESS our hands this 28th day of August, 1996.


           ---------------------------------
           Philip R. McLoughlin, individually and as attorney-in-fact for C. Duane Blinn, Robert Chesek, E. Virgil Conway, William
           W. Crawford, Harry Dalzell-Payne, William N. Georgeson, Francis E. Jeffries, Leroy Keith, Jr., Everett L. Morris, James M. Oates, Richard A. Pavia, Calvin J. Pedersen, Philip
           R. Reynolds, Herbert Roth, Jr., Richard E. Segerson, and Lowell P. Weicker, Jr.